INDEPENDENT AUDITORS' CONSENT
--------------------------------------------------------------------------------

We consent to the incorporation by reference in this Post-effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-47308 of Washington Mutual, Inc. on Form S-4 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
-------------------------

Seattle, Washington
February 14, 2001